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                                                                     EXHIBIT 2.2


                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of June 27, 2001 is among HS Resources, Inc., a Delaware corporation ("Company"), Kerr-McGee Corporation, a Delaware corporation ("Parent"), Kerr-McGee Holdco, Inc. (formerly known as King Holdco, Inc.), a Delaware corporation and wholly owned subsidiary of Parent ("Holdco"), HS Resources Merger Sub, Inc. (formerly known as Hawk Merger Sub, Inc.), a Delaware corporation and wholly owned subsidiary of Holdco ("Acquisition I"), and Kerr-McGee Merger Sub, Inc. (formerly known as King Merger Sub, Inc.), a Delaware corporation and wholly owned subsidiary of Holdco ("Acquisition II"), to the Agreement and Plan of Merger, dated as of May 13, 2001 (the "Original Agreement"), among Company, Parent, Holdco, Acquisition I and Acquisition II.

         WHEREAS, the parties to the Original Agreement desire to amend the Original Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to the fourth WHEREAS clause of the Original Agreement. The fourth WHEREAS clause is hereby amended by deleting the words "Company Common Stock" in the third line thereof and inserting the text "shares of common stock, par value $.001 per share, of the Company ("Company Common Stock")".

         2. Amendment to Section 1.7(a) of the Original Agreement. Section 1.7(a) is hereby amended by inserting the text "(other than Restricted Shares and Performance Shares)" following the word Stock in the second line thereof.

         3. Amendment to Section 1.7(a)(i) of the Original Agreement. Section 1.7(a)(i) is hereby amended by deleting the words "Holdco Common Stock" from the second line thereof and inserting the text "shares of common stock, par value $1.00 per share, of Holdco ("Holdco Common Stock")".

         4. Amendment to Section 1.7(b) of the Original Agreement. Section 1.7(b) is hereby amended by inserting the text "other than Restricted Shares and Performance Shares" following the word Stock the first time it appears in the second line thereof.

         5. Amendment to Section 1.11(b) of the Original Agreement. Section 1.11(b) is hereby amended by deleting the words "Parent Common Stock" from the sixth line thereof and inserting the text "shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock")".

         6. Amendment to Section 2.2(b) of the Original Agreement. Section 2.2(b) is hereby amended by deleting the second to last sentence thereof and inserting in its place the following: "The foregoing does not include the rights outstanding (the "Rights") under the Rights Agreement by and between the Company and Harris Trust Company of California, dated as of February 28, 1996 (the "Rights Agreement")."

         7. Amendment and Restatement of Section 5.12 of the Original Agreement. Section 5.12 shall be amended and restated to read in its entirety as follows:

         "5.12 Equity Awards. Prior to the Effective Time, the Company shall take all actions necessary (including obtaining any necessary consents of the holders of outstanding options, outstanding performance shares and outstanding shares of restricted Company Common Stock) to provide that (i) on the first business day following the Closing Date each outstanding option to purchase shares of Company Common Stock (the "Company Options"), whether or not then exercisable or vested, each outstanding performance share (a "Performance Share") and each outstanding share of restricted Company Common Stock (a "Restricted Share" and, together with a Company Option and a Performance Share, an "Award") shall vest and be canceled and (ii) in consideration of the cancellation, each holder of an Award shall be entitled to receive (A) with respect to each Company Option, an amount in respect thereof equal to the product of (1) the excess, if any, of the Per Share Amount over the exercise price per share of such Company Option and (2) the number of shares of Company Common Stock subject to such Company Option, (B) with respect to each Performance Share, an amount in respect thereof equal to the Per Share Amount and (C) with respect to each Restricted Share, an amount in respect thereof equal to the Per Share Amount. Except as otherwise agreed in writing among the holder of an Award, the Company and Holdco, the Company or Holdco shall make the payments to which a holder is entitled pursuant to this Section 5.12 as soon as practicable after the first business day following the Closing Date (in each case net of the applicable withholding taxes)."

         8. Authorization. This Amendment has been duly executed and delivered by each party hereto and constitutes a valid and binding obligation of each such party, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         9. No Other Amendments. Except as expressly amended hereby, the provisions of the Original Agreement are and shall remain in full force and effect.

         10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         11. Counterparts and Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties hereto within ten days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

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                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, Parent, Holdco, Company, Acquisition I and Acquisition II have caused this Amendment to be executed as of the date first written above.

                                 HS RESOURCES, INC.

                                 By: /s/ JAMES E. DUFFY
                                    --------------------------------------------

                                    Name: James E. Duffy
                                    Title: Chief Financial Officer and Director


                                 KERR-McGEE CORPORATION

                                 By: /s/ LUKE CORBETT
                                    --------------------------------------------

                                    Name: Luke Corbett
                                    Title: Chairman and Chief Executive Officer


                                 KERR-McGEE HOLDCO, INC.

                                 By: /s/ LUKE CORBETT
                                    --------------------------------------------

                                    Name: Luke Corbett
                                    Title: Chairman and Chief Executive Officer


                                 KERR-McGEE MERGER SUB, INC.

                                 By: /s/ LUKE CORBETT
                                    --------------------------------------------

                                    Name: Luke Corbett
                                    Title: Chairman and Chief Executive Officer


                                 HS RESOURCES MERGER SUB, INC.

                                 By: /s/ LUKE CORBETT
                                    --------------------------------------------

                                    Name: Luke Corbett
                                    Title: Chairman and Chief Executive Officer